Exhibit 99
FOR RELEASE 3:00 P.M. CENTRAL
Monday, November 3, 2008
Contact: John K. Bakewell
(901) 867-4527
Wright Medical Group, Inc. Reports Results for Third
Quarter Ended September 30, 2008
22% Sales Growth and Strong Operating Leverage Drive
Adjusted Operating Income Growth of 48%
ARLINGTON, TN — November 3, 2008 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its third quarter ended September 30, 2008.
Net sales totaled $111.1 million during the third quarter ended September 30, 2008, representing a 22% increase over net sales of $91.4 million during the third quarter of 2007, exceeding its previously communicated outlook range of $109 million to $111 million. Excluding the impact of foreign currency, net sales increased 20% during the third quarter.
For the third quarter of 2008, the Company recorded net income of $4.2 million, or $0.11 per diluted share, compared to a net loss for the third quarter of 2007 of $1.5 million, or ($0.04) per diluted share. Net income for the third quarter of 2008 included the after-tax effects of approximately $3.4 million of non-cash stock-based compensation expense, $1.5 million of expenses related to the ongoing Department of Justice inquiry, $685,000 of restructuring charges related to the previously announced closure of the Company’s Toulon, France operations, and $22,000 of acquisition related inventory step-up amortization. Net loss for the third quarter of 2007 included the after-tax effect of approximately $7.0 million of restructuring charges, $3.9 million of non-cash stock-based compensation expense and $109,000 of acquisition related inventory step-up amortization.
Excluding those items previously mentioned, third quarter net income, as adjusted, increased 25% to $7.6 million in 2008 from $6.1 million in 2007, while diluted earnings per share, as adjusted, increased 12% to $0.19 for the third quarter of 2008 from $0.17 per diluted share for the third quarter of 2007. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are pleased with our third quarter results, which met the upper end of our outlook ranges for both sales and adjusted earnings per share. This quarter’s strong sales results were broad based, with both domestic and international growth rates in excess of 20%, and three of our product lines growing faster than 20% globally.”
Mr. Henley continued, “While continuing to drive strong sales growth, we were also able to deliver significant operating leverage again this quarter, with adjusted operating income growing 48%, more than double our top-line rate of growth. Our performance for the first three quarters of the year leaves us well positioned as we look to exit 2008 and move into 2009.”
Sales Review
Globally, the Company experienced double-digit growth across all of its major product lines during the third quarter of 2008. Specifically, global net sales of the Company’s extremity, hip, knee, and biologics product lines increased by 38%, 22%, 21% and 12%, respectively, during the third quarter of 2008 when compared to the third quarter of 2007.
Domestic sales totaled $70.9 million during the third quarter of 2008, representing an increase of 22% compared to prior year. Third quarter domestic sales of the Company’s extremity, biologics, knee, and hip product lines reflected growth of 45%, 18%, 17% and 15%, respectively.

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International sales, as reported, were $40.2 million for the third quarter of 2008, representing an increase of 21% compared to prior year. The Company’s international sales results included a favorable foreign currency impact totaling approximately $1.6 million during the third quarter of 2008. Excluding the impact of foreign currency, international sales increased by 16% during the third quarter of 2008.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the fourth quarter of 2008 exclude the effect of possible future acquisitions, other material future business developments, the impact of recording non-cash stock-based compensation and restructuring charges, and costs associated with the Company’s ongoing Department of Justice inquiry.
The Company has narrowed its sales target for the full year 2008 to a range of $464 million to $467 million compared to its previously-communicated guidance range of $465 million to $470 million. This new sales target represents annualized growth between approximately 20% and 21%. The Company is also narrowing its previously-communicated as-adjusted earnings per share outlook to a target range for the full year of $0.88 to $0.90 per diluted share, from $0.88 to $0.92 per share.
The Company’s anticipated targets for the fourth quarter of 2008 for net sales are in the range of $119 million to $122 million, representing sales growth objectives between approximately 15% and 18% for the quarter, with as-adjusted earnings per share results ranging from $0.28 to $0.30 per diluted share. The Company continues to anticipate strong operating performance during the remainder of 2008 with expectations for annual adjusted operating income growth remaining at 30% to 40% for both the full year and fourth quarter.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.24 to $0.25 per diluted share for the full year 2008 and $0.07 to $0.08 per diluted share for the fourth quarter of 2008. With regard to restructuring charges, the Company has restated its estimate of total pre-tax charges related to the closing of the Toulon facilities to a range of approximately $28 million to $32 million, of which $24.5 million have been incurred to date.
The Company also reiterates its stated long-term outlook for the business, which calls for percentage annualized net sales growth in the low- to mid-teens and percentage operating income growth in excess of the respective annualized net sales growth. The Company’s preliminary outlook for 2009 is consistent with this stated range of long-term objectives, with 2009 constant currency net sales growth rates anticipated within a range of 12% to 15%, and with operating income growth exceeding the rate of net sales growth. The Company intends to communicate defined ranges of net sales and profitability objectives for 2009 and to assist investors in further developing their financial models during a financial guidance conference call to be held after the Company has completed its 2009 budget preparation process. The call is scheduled to be held at 3:30 p.m. (Central Time) on Tuesday, December 9, 2008. Dial-in and webcast access instructions will be provided in advance of the call.
The Company’s anticipated targets for net sales, adjusted earnings per share, and stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-831-6270 (domestic) or 617-213-8858 (international). The participant passcode for the call is 56819318. To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until 6:30 p.m. (Central Time) on December 3, 2008. To hear this replay, dial 888-286-8010 (domestic) or

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617-801-6888 (international) and enter the passcode 16634209. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the DOJ inquiry, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
     This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2007, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Net sales	$111,096	$91,399	$345,438	$283,694
Cost of sales	32,038	24,268	99,287	80,003

Gross profit	79,058	67,131	246,151	203,691

Operating expenses:
Selling, general and administrative	61,897	54,573	197,361	164,806
Research and development	8,338	7,151	24,715	22,106
Amortization of intangible assets	1,287	968	3,604	2,793
Restructuring charges	685	6,966	5,595	14,505
Acquired in-process research and development	—	—	2,490	—

Total operating expenses	72,207	69,658	233,765	204,210

Operating income (loss)	6,851	(2,527)	12,386	(519)
Interest expense (income), net	717	(361)	1,127	(1,364)
Other (income) expense, net	(284)	(10)	(907)	45

Income (loss) before income taxes	6,418	(2,156)	12,166	800
Provision (benefit) for income taxes	2,231	(634)	6,278	1,223

Net income (loss)	$4,187	$(1,522)	$5,888	$(423)

Net income (loss) per share, basic	$0.11	$(0.04)	$0.16	$(0.01)

Net income (loss) per share, diluted	$0.11	$(0.04)	$0.16	$(0.01)

Weighted-average number of common shares outstanding, basic	37,095	35,981	36,845	35,641

Weighted-average number of common shares outstanding, diluted	38,037	35,981	37,536	35,641

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2008	2007	change	2008	2007	change
Geographic
Domestic	$70,883	$58,045	22.1%	$207,242	$172,750	20.0%
International	40,213	33,354	20.6%	138,196	110,944	24.6%

Total net sales	$111,096	$91,399	21.6%	$345,438	$283,694	21.8%

Product Line
Hip products	$37,562	$30,914	21.5%	$118,873	$99,888	19.0%
Knee products	28,692	23,727	20.9%	90,116	75,011	20.1%
Extremity products	21,706	15,676	38.5%	64,070	43,349	47.8%
Biologics products	20,197	18,024	12.1%	61,548	56,136	9.6%
Other	2,939	3,058	(3.9%)	10,831	9,310	16.3%

Total net sales	$111,096	$91,399	21.6%	$345,438	$283,694	21.8%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2008
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$40,213	$111,096	$138,196	$345,438
Currency impact as compared to prior period	(1,614)	(1,614)	(9,866)	(9,866)

Net sales, excluding the impact of foreign currency	$38,599	$109,482	$128,330	$335,572

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Operating Income
Operating income (loss), as reported	$6,851	$(2,527)	$12,386	$(519)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	22	109	95	309
Non-cash, stock-based compensation	300	530	952	1,563

Total	322	639	1,047	1,872

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,623	2,936	8,440	8,830
Department of Justice inquiry	1,546	—	4,732	—
Appellate court decision	—	—	2,346	—

Total	4,169	2,936	15,518	8,830

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	430	399	1,096	2,016

Other Reconciling Items:
Restructuring charges	685	6,966	5,595	14,505
Acquired in-process research and development	—	—	2,490	—

Total	685	6,966	8,085	14,505

Operating income, as adjusted	$12,457	$8,413	$38,132	$26,704

Operating income, as adjusted, as a percentage of net sales	11.2%	9.2%	11.0%	9.4%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Net Income
Net income (loss), as reported	$4,187	$(1,522)	$5,888	$(423)
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,353	3,865	10,488	12,409
Restructuring charges	685	6,966	5,595	14,505
Inventory step-up amortization	22	109	95	309
Department of Justice inquiry	1,546	—	4,732	—
Appellate court decision (including interest)	—	—	2,638	—
Acquired in-process research and development	—	—	2,490	—

Total	5,606	10,940	26,038	27,223

Tax effect of reconciling items:
Non-cash, stock-based compensation	(1,118)	(912)	(3,098)	(2,995)
Restructuring charges	(437)	(2,359)	(2,167)	(4,885)
Inventory step-up amortization	(9)	(43)	(37)	(121)
Department of Justice inquiry	(609)	—	(1,865)	—
Appellate court decision	—	—	(1,039)	—
Acquired in-process research and development	—	—	—	—

Total	(2,173)	(3,314)	(8,206)	(8,001)

Net income, as adjusted	$7,620	$6,104	$23,720	$18,799

	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$4,187	$7,620	$(1,522)	$6,104
Interest expense on convertible notes	N/A	937	N/A	N/A

Diluted net income (loss)	$4,187	$8,557	$(1,522)	$6,104

Basic shares	37,095	37,095	35,981	35,981
Dilutive effect of stock options and restricted shares	942	942	—	728
Dilutive effect of convertible notes	—	6,126	N/A	N/A

Diluted shares	38,037	44,163	35,981	36,709

Net income (loss) per share, diluted	$0.11	$0.19	$(0.04)	$0.17

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$5,888	$23,720	$(423)	$18,799
Interest expense on convertible notes	N/A	2,811	N/A	N/A

Diluted net income	$5,888	$26,531	$(423)	$18,799

Basic shares	36,845	36,845	35,641	35,641
Dilutive effect of stock options and restricted shares	691	691	—	715
Dilutive effect of convertible notes	—	6,126	N/A	N/A

Diluted shares	37,536	43,662	35,641	36,356

Net income per share, diluted	$0.16	$0.61	$(0.01)	$0.52

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.11	$(0.04)	$0.16	$(0.01)
Interest expense on convertible notes	0.02	N/A	0.06	N/A
Dilutive effect of convertible notes	(0.02)	N/A	(0.02)	N/A
Non-cash, stock-based compensation	0.05	0.08	0.17	0.26
Restructuring charges	0.01	0.13	0.08	0.27
Inventory step-up amortization	0.00	0.00	0.00	0.00
Department of Justice inquiry	0.02	—	0.07	—
Appellate court decision	—	—	0.04	—
Acquired in-process research and development	—	—	0.06	—

Net income, as adjusted, per diluted share	$0.19	$0.17	$0.61	$0.52

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Effective tax rate, as reported	34.8%	29.4%	51.6%	152.9%
Non-cash, stock-based expense	(1.3%)	(5.4%)	(3.2%)	(7.0%)
Restructuring charges	2.8%	6.5%	(4.1%)	(113.0%)
Inventory step-up amortization	0.0%	0.0%	0.0%	0.0%
Department of Justice inquiry	0.3%	—	(0.3%)	—
Appellate court decision	—	—	(0.3%)	—
Acquired in-process research and development	—	—	(5.8%)	—

Effective tax rate, as adjusted	36.6%	30.5%	37.9%	32.9%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$153,375	$229,026
Marketable securities	20,078	15,535
Accounts receivable, net	95,293	83,801
Inventories	168,630	115,290
Prepaid expenses and other current assets	48,152	45,342
Assets held for sale	—	2,207

Total current assets	485,528	491,201

Property, plant and equipment, net	122,533	99,037
Goodwill and intangible assets, net	70,805	39,420
Other assets	43,513	40,327

Total assets	$722,379	$669,985

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,569	$19,764
Accrued expenses and other current liabilities	65,843	53,069
Current portion of long-term obligations	101	551

Total current liabilities	95,513	73,384

Long-term obligations	200,125	200,455
Other liabilities	12,796	7,365

Total liabilities	308,434	281,204

Stockholders’ equity	413,945	388,781

Total liabilities and stockholders’ equity	$722,379	$669,985